EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

August 4, 2006

Wave Systems Corp.

480 Pleasant Street

Lee, MA 01238

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.             This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Wave Systems Corp., a Delaware corporation (the “Company”), and the Investor.

2.             The Company has authorized the sale and issuance to certain investors of up to                    shares of Class A Common Stock (the “Total Shares”), par value $0.01 per share (the “Common Stock”), subject to adjustment by the Company’s Board of Directors, for a purchase price of $2.05 per share (the “Purchase Price”).

3.             The offering and sale of the Total Shares (the “Offering”) are being made pursuant to the Company’s registration statement including a base prospectus (the “U.S. Base Prospectus”) on Form S-3 (Registration No. 333-130409) filed with the United States Securities and Exchange Commission (the “Commission”) (which, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”) and a Prospectus Supplement containing certain supplemental information regarding the Total Shares and terms of the Offering that will be filed with the Commission (the “Prospectus Supplement”).

4.             The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor that portion of the Total Shares set forth below (the “Shares”) for the aggregate purchase price set forth below.  The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5.               The transaction will to settle via DVP (as defined below) UNLESS you have a cash account with Security Research Associates, Inc. (“SRA”) with sufficient cash to fund the Purchase Price and you elect to settle through such account by initialing on the following line:

             (Initial Here For  Settlement through account with SRA).

“DVP” means delivery versus payment  through DTC (i.e., the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by American Stock Transfer

Corporation, the Company’s transfer agent (the “Transfer Agent”) to the Investor at the Closing directly to the account(s) at Security Research Associates, Inc. through DTC and simultaneously therewith payment shall be made from such account(s) by Security Research Associates, Inc. to the Company).

If you do not have an existing account at Security Research Associates for settlement by DVP, we will need the following information to be faxed to us along with your signature page to this agreement. Please fax your clearing information to Security Research Associates at 415-925-0264 to establish an account with our clearing broker Wedbush Morgan Securities. Below is what we will need to open your account.  A “New Account form” is attached in Annex B for your convenience:

•                  The exact registration name of the account

•                  Tax ID or Social Security number of registered holder

•                  Investor’s Clearing firm Prime Broker & contact information (contact name, phone number, email address)

•                  Internal Account number at Prime Broker

•                  Institutional & Agent ID

6.             The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.             The Investor represents that, prior to or in connection with the receipt of this Agreement, it has received the final U.S. Base Prospectus, dated January 13, 2006, which is a part of the Company’s Registration Statement, and has received the Prospectus Supplement.  THIS AGREEMENT SHALL NOT CONSTITUTE A BINDING COMMITMENT ON THE PART OF THE COMPANY UNTIL (A) THE COMPANY HAS TIMELY RECEIVED AN EXECUTED COPY OF THE COMPLETED SUBSCRIPTION AGREEMENT FROM THE INVESTOR AND (B) THE COMPANY HAS DELIVERED TO THE INVESTOR AN EXECUTED COUNTERPART SIGNATURE PAGE HERETO.  THE INVESTOR ACKNOWLEDGES THAT, AT ANY TIME PRIOR TO THE DELIVERY OF ITS EXECUTED COUNTERPART SIGNATURE PAGE, THE COMPANY MAY ELECT TO NOT ENTER INTO THIS SUBSCRIPTION AGREEMENT FOR ANY REASON.

2

SIGNATURE PAGE

Number of Shares:

Purchase Price Per Share: $2.05

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: August 4, 2006

INVESTOR
By:
Print Name:
Title:
Address:

Phone #:
Email:

Agreed and Accepted

August 4, 2006:

WAVE SYSTEMS CORP.

By:
Name:
Title:

[Signature — Subscription Agreement]

EXHIBIT A

WAVE SYSTEMS CORP.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to this Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

EXHIBIT B

Institutional DVP/RVP New Account Form.

If settling via DVP, and the Investor does not have an existing account with Security Research Associates, Inc., please fill out the below New Account Form and fax back to SRA with your signature page to the Subscription Agreement.

Please Fax to SRA at:  415-925-0264

Send “Attention Devon Wygaerts”

(Devon can be reached at 415-925-0346 or Devon@sracap.com)

ACCOUNT #	REP #	TAX ID#

DVP INSTRUCTIONS:

DTC #	INSTITUTION #	AGENT BANK #	INTERNAL A/C #

SHORT NAME:

ORIGINAL CONFIRMATION:

DUPLICATE INSTRUCTIONS:

INSTITUTION OR I/P #

TRIPLICATE INSTRUCTIONS:

SENT BY:                                                                  DATE:

CONTACT INFORMATION:

Name (Printed):

Telephone #:                                                    Email Address:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

All capitalized terms not otherwise defined in this Annex I shall have the meanings ascribed thereto in the Subscription Agreement to which this Annex I is attached.

1.             Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.             Agreement to Sell and Purchase the Shares; Placement Agents.

2.1.         At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of this Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2.         The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of some or all of the remaining Total Shares to them as part of the Offering.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”.  The Company may complete sales of the remaining Total Shares in this Offering to certain of the Other Investors without requiring such Other Investors to enter into a Subscription Agreement; such sales shall nevertheless be on the same price terms as the price terms for all of the other sales in the Offering.

2.3.         The Investor acknowledges that the Company intends to pay Security Research Associates, Inc. (the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor pursuant to a Placement Agency Agreement (the “Placement Agreement”) with the Placement Agent.  A copy of the Placement Agreement is available to the Investor upon request.

3.             Closings and Delivery of the Shares and Funds.

3.1.         Closing.  The completion of the purchase and sale of the Shares (the “Closing”) will occur on or before August 9, 2006 (the “Closing Date”).  At the Closing and in accordance with paragraph 5 of the Subscription Agreement: (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached to the Subscription Agreement as Exhibit A, in the name of a nominee designated by the Investor; and (b) the aggregate purchase price for the Shares being purchased by the Investor will be paid by or on behalf of the Investor to the Company in the manner set forth in Section 3.3 below.

3.2.         (a)           Conditions to the Company’s Obligations.  The Company’s obligation to issue the Shares to the Investor will be subject to the receipt by the Company of the aggregate purchase price for the Shares being purchased hereunder as set forth on the Signature

Page, (b) the accuracy of the representations and warranties made by the Investor in this Agreement, (c) the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date, (d) the Registration Statement remaining in effect and no stop order proceedings with respect thereto being pending or threatened, and (e) there being no objections raised by the staff of the NASDAQ Stock Market to the consummation of the sale without the approval of the Company’s stockholders.

(b)           Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares will be subject to the accuracy in all material respects on the Closing Date of the representations and warranties made by the Company in Section 4.1 below and the fulfillment of those undertakings of the Company with respect to the Shares and/or the Investor to be fulfilled prior to the Closing Date (collectively, the “Company Closing Conditions”).  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the remaining Total Shares that they have agreed to purchase from the Company.

3.3.         Delivery of Funds; Delivery of Shares.

Subject to all of the provisions set forth in Section 5 of the Subscription Agreement:  Unless the Investor elects to settle the Shares purchased by such Investor by means of the cash account option set forth in Section 5 of the Subscription Agreement, no later than three (3) business days after the execution of this Agreement by the Investor and the Company, (i) the Investor shall confirm that the account or accounts at SRA to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor (ii) authorize and instruct SRA to execute a trade for the Shares, (an electronic confirmation will be generated to the clearing firm which will then affirm the trade) and  (iii) the Company shall deliver the Shares to the Investor directly to the account(s) at SRA identified by Investor and  simultaneously therewith payment shall be made from such account(s) by SRA to the Company.

If the Investor elects to settle the Shares purchased by such Investor by means of the cash account option set forth in Section 5 of the Subscription Agreement no later than three (3) business days after the execution of this Agreement by the Investor and the Company,the Company shall deliver the Shares to the Investor directly to the account(s) at SRA identified by Investor and simultaneously therewith payment shall be made from such account(s) by SRA to the Company.

4.             Representations, Warranties and Covenants.

4.1.         Representations, Warranties and Covenants of the Investor

(a)           The Investor represents and warrants to, and covenants with, the Company that: (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) the Investor has answered all questions on the Signature Page for use in the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; and (c) the Investor, in connection with its decision to purchase the number of Shares set forth on the Signature Page, is  relying only upon the U.S. Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein.

(b)           The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required.  The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.  The Placement Agents are not authorized to make and have not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the U.S. Base Prospectus or the Prospectus Supplement.

(c)           The Investor further represents and warrants to, and covenants with, the Company that: (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investor herein may be legally unenforceable.

(d)           The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

(e)           The Investor represents, warrants and agrees that, since the earlier to occur of (i) the date on which the Placement Agent first contacted the Investor about the Offering and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement, it has not directly or indirectly (a) engaged in any short selling, (b) established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 or (c) granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a short sale, in each case with respect to the Company’s securities.

5.             Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6.             Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)           if to the Company, to:

Wave Systems Corp.

480 Pleasant Street

Lee, MA 01238

Fax: (413) 243-0391

ATTN: Gerard Feeney, CFO

with copies to:

Bingham McCutchen LLP

399 Park Avenue

New York, NY 10022

Fax: (212) 752-5378

ATTN: Neil W. Townsend

(b)           if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.             Changes.  This Agreement shall not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.             Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.             Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.          Governing Law; Jurisdiction.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.  Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall only be instituted, heard and adjudicated (excluding appeals) only in a state or federal court located in New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding.  Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

11.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.          Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Shares to such Investor.

13.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

14.          No Assignment.  This Agreement shall not be assigned by any party hereto, without the express prior written consent of the Company or the Investor.